UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2006

CONSOLIDATED ENERGY, INC.

(Exact name of registrant as specified in its charter)

Wyoming	3630	86-0852222
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Id No.)

76 George Road, Betsy Layne, Kentucky	41605
(Address of principal executive offices)	(zip code)

(859) 488-0070

(Registrant's telephone number, including area code)

Copies to:

John C. Thompson, Esq.

1371 East 2100 South #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Consolidated Energy, Inc. (the “Company”), issued a press release on April 21, 2006, announcing that it began supplying American Electric Power Co. (“AEP”) on a 36-month coal supply contract. The Company also announced that it has completed the approximate, year-long Warfield Pond Creek slope construction project along with the Alma mine ventilation project, and that its newly-constructed coal preparation facility began processing coal this month.  In addition, the Company announced that it has entered into a line of credit agreement that allows it to borrow 80% of its AEP accounts receivable, up to $5 million, at a rate of prime plus 1%.

The full text of the press release is attached to this filing as an exhibit.

ITEM 9 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99 – Press Release dated April 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED ENERGY, INC.

Dated: April 24, 2006

By: /s/David Guthrie

Name: David Guthrie

Title: Chief Executive Officer